NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of Beneficial Interest In

Hedge Fund Guided Portfolio Solution

Tendered Pursuant to the Offer to Purchase

Dated September 27, 2023

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 12:00 midnight, Eastern Time,

on October 27, 2023, unless the Offer is extended.

Complete this Notice of Withdrawal and return by Mail or Fax to your Merrill Lynch, Pierce, Fenner &

Smith, Inc. (“Merrill”) Financial Adviser.

YOUR MERRILL FINANCIAL ADVISER MUST CONTACT THE AI SERVICE DESK FOR PROCESSING BY THE EXPIRATION DATE.

You are responsible for confirming that this Notice of Withdrawal is received by your Merrill Financial Adviser.

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its shares of beneficial interest (“Shares”) in Hedge Fund Guided Portfolio Solution (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated       .

This tender was in the amount of:

☐ All Shares

☐ Portion of Shares expressed as number of units:

Partial tenders are subject to maintenance of a minimum account balance of at least $10,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below $10,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $10,000 account balance is maintained.

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

.
Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution	Page 2

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution	Page 3

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of Beneficial Interest In

Hedge Fund Guided Portfolio Solution

Tendered Pursuant to the Offer to Purchase

Dated September 27, 2023

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 12:00 midnight, Eastern Time,

on October 27, 2023, unless the Offer is extended.

Complete this Notice of Withdrawal and return by Mail or E-Mail to:

By Mail:

Grosvenor Funds

c/o BNY Mellon TA Alternative Investment RIC Funds

PO Box 534408

Pittsburgh, PA 15253-4408

Phone: (877) 355-1469

By E-Mail:

grosvenordeinvservices@bnymellon.com

Please include the words “Grosvenor Funds Tender Documents” in the subject line.

You are responsible for confirming that this Notice of Withdrawal is received by the Fund.

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution (GSLLC)	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its shares of beneficial interest (“Shares”) in Hedge Fund Guided Portfolio Solution (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated       .

This tender was in the amount of:

☐ All Shares

☐ Portion of Shares expressed as number of units:

Partial tenders are subject to maintenance of a minimum account balance of at least $10,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s account balance to fall below $10,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $10,000 account balance is maintained.

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution (GSLLC)	Page 2

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender – Hedge Fund Guided Portfolio Solution (GSLLC)	Page 3